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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


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                Name of Subsidiary                       Jurisdiction
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           Electric Fuel (E.F.L.) Ltd.                      Israel
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                Electric Fuel B.V.                       Netherlands
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                Electric Fuel GmbH                         Germany
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             Electric Fuel (UK) Ltd.                    United Kingdom
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        Electric Fuel Transportation Corp.                 Delaware
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            Instant Power Corporation                      Delaware
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          IES Interactive Training, Inc.                   Delaware
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          I.E.S. Defense Services, Inc.                    Delaware
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            MDT Protective Industries                       Israel
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